Exhibit 99.1

Marta Arciniega

EACO Corporation

(714) 876-2490                                                                                                                                                                         June 28, 2017

EACO CORPORATION REPORTS RECORD Q3 NET SALES

ANAHEIM, CALIFORNIA – EACO Corporation (OTCQB:EACO) today reported the results for its quarter ended May 31, 2017.

Net sales, net income and earnings per share were as follows for the three months ended May 31, 2017 (dollars in thousands, except per share information):

	Three Months Ended May 31,		%
	2017	2016	Change
	(unaudited)
Net sales	$40,282	$39,875	1.0%

Net income	$1,278	$1,619	(21.1)%

Basic and diluted earnings per common share	$0.26	$0.33	(21.2)%

The Company had 320 sales employees at May 31, 2017, an increase of 3 from the prior year. The Company’s sales force is divided into Sales focus teams (SFT’s). The company had 94 SFT’s as of May 31, 2017 an increase of 3 from the prior year. Management anticipates continued growth in both our headcount and SFT’s in fiscal year 2017. The Company believes it continues to gain market share through its local presence business model, increasing revenue by 1.0% and bookings by 5% when comparing to the prior year period.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Any statements set forth in this news release that are not entirely historical and factual in nature, including without limitation, statements related to our future growth are forward-looking statements. These forward-looking statements are based on our current expectations and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. The potential risks and uncertainties include, but are not limited to, our ability to hire and retain additional qualified employees, our ability to open additional sales offices, and to gain market acceptance for our products, the pricing and availability of our products, the success of our sales and marketing programs, and the impact of products offered by our competitors from time to time. In addition to these factors and any other factors mentioned elsewhere in this news release, the reader should refer as well to the factors, uncertainties or risks identified in EACO’s most recent Form 10-K and all subsequent Form 10-Q reports filed by us with the SEC. The forward-looking statements included in this release speak only as of the date hereof, and EACO does not undertake any obligation to update these forward-looking statements to reflect subsequent events or circumstances.

EACO Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands, except share information)

(unaudited)

	May 31,	August 31,
	2017	2016*
ASSETS
Current Assets:
Cash and cash equivalents	$5,407	$4,878
Restricted cash, current	1,682	1,425
Trade accounts receivable, net	19,149	18,797
Inventory, net	26,021	21,532
Marketable securities, trading	113	540
Prepaid expenses and other current assets	1,077	1,135
Total current assets	53,449	48,307
Non-current Assets:
Property, equipment and leasehold improvements, net	9,151	1,395
Other assets	896	890
Total assets	$63,496	$50,592
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Trade accounts payable	$12,819	$12,727
Accrued expenses and other current liabilities	3,614	5,600
Liability for short sales of trading securities	1,682	1,425
Current portion of long-term debt	139	—
Total current liabilities	18,254	19,752
Non-current Liabilities:
Long-term debt	11,776	—
Total liabilities	30,030	19,752
Shareholders’ Equity:
Convertible preferred stock, $0.01 par value per share; 10,000,000 shares authorized; 36,000 shares outstanding (liquidation value $900)	1	1
Common stock, $0.01 par value per share; 8,000,000 shares authorized; 4,861,590 shares outstanding	49	49
Additional paid-in capital	12,378	12,378
Accumulated other comprehensive income	727	730
Retained earnings	20,311	17,682
Total shareholders’ equity	33,466	30,840
Total liabilities and shareholders’ equity	$63,496	$50,592

* Derived from the Company’s audited financial statements included in its Form 10-K for the year ended August 31, 2016 filed with the U.S. Securities and Exchange Commission on November 23, 2016.

EACO Corporation and Subsidiaries

Condensed Consolidated Statements of Income

(in thousands, except for share and per share information)

(unaudited)

	Three Months Ended May 31,		Nine Months Ended May 31,
	2017	2016	2017	2016
Revenues	$40,282	$39,875	$114,773	$108,757
Cost of revenues	28,759	28,133	82,123	76,926
Gross margin	11,523	11,742	32,650	31,831
Operating expenses:
Selling, general and administrative expenses	9,660	9,301	28,356	27,522
Income from operations	1,863	2,441	4,294	4,309

Other (expense) income:
Net gain on trading securities	303	24	177	195
Interest and other (expense)	(40)	(10)	(76)	(14)
Total other (expense) income	263	14	101	181
Income before income taxes	2,126	2,455	4,395	4,490
Provision for income taxes	848	836	1,709	1,640
Net income	1,278	1,619	2,686	2,850
Cumulative preferred stock dividend	(19)	(19)	(57)	(57)
Net income attributable to common shareholders	$1,259	$1,600	$2,629	$2,793

Basic and diluted earnings per share:	$0.26	$0.33	$0.54	$0.57
Basic and diluted weighted average common shares outstanding	4,861,590	4,861,590	4,861,590	4,861,590

EACO Corporation and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine Months Ended May 31,
	2017	2016
Operating activities:
Net income	$2,686	$2,850
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	550	433
Bad debt expense	61	39
Change in inventory reserve	7	178
Net gain on investments	177	(195)
(Increase) decrease in:
Trade accounts receivable	(413)	(3,829)
Inventory	(4,496)	(2,997)
Prepaid expenses and other assets	52	(151)
Increase (decrease) in:
Trade accounts payable	(981)	2,138
Accrued expenses and other current liabilities	(1,986)	(745)
Net cash used in operating activities	(4,343)	(2,279)
Investing activities:
Purchase of property and equipment	(8,306)	(239)
Sale of marketable securities, trading	250	12
Net change in securities sold short	257	(279)
Change in restricted cash	(257)	279
Net cash used in investing activities	(8,056)	(227)
Financing activities:
Borrowings on revolving credit facility	6,515	1,352
Preferred dividend	(57)	(57)
Bank overdraft	1,073	1,248
Borrowings on long-term debt	5,400	—
Net cash provided by financing activities	12,931	2,543
Effect of foreign currency exchange rate changes on cash and cash equivalents	(3)	33
Net increase in cash and cash equivalents	529	70
Cash and cash equivalents - beginning of period	4,878	5,269
Cash and cash equivalents - end of period	$5,407	$5,339
Supplemental disclosures of cash flow information:
Cash paid for interest	$75	$8
Cash paid for income taxes	$2,833	$2,196